Exhibit 99.1
FOR IMMEDIATE RELEASE

SABRA REPORTS FOURTH QUARTER 2015 RESULTS; REPORTS NORMALIZED FFO PER SHARE OF $0.64, REPRESENTING A 12% INCREASE OVER FOURTH QUARTER 2014

IRVINE, CA, February 22, 2016 — Sabra Health Care REIT, Inc. (“Sabra,” the “Company” or “we”) (NASDAQ:SBRA, SBRAP) today announced results of operations for the fourth quarter of 2015.
RECENT HIGHLIGHTS

•
For the fourth quarter of 2015, Normalized FFO, Normalized AFFO and net income attributable to common stockholders per diluted common share were $0.64, $0.55 and $0.34, respectively, compared to $0.57, $0.54 and $0.35, respectively, for the fourth quarter of 2014.

•	During the fourth quarter of 2015, revenues increased 19.9% over the same period in 2014, from $55.7 million to $66.8 million.

•
During the fourth quarter of 2015, we made investments of $104.5 million. These investments consisted of: (i) $85.5 million of real estate acquisitions; (ii) $2.1 million of real estate additions; (iii) $3.5 million of preferred equity investments; and (iv) $13.4 million of investments in loans receivable. For the year ended December 31, 2015, we made investments totaling $550.9 million.

•
On January 14, 2016, we amended our credit facility to increase our unsecured revolving credit facility to $500.0 million, U.S. dollar term loan to $245.0 million and Canadian dollar term loan to CAD $135.0 million (from $450 million, $200 million and CAD $125 million, respectively, under the prior credit facility and prior Canadian dollar term loan). The amended credit facility includes the ability to borrow up to $125 million in certain foreign currencies under the unsecured revolving credit facility and improves the pricing across the grid by 20 bps and 25 bps for our revolving credit facility and term loans, respectively.

•
On February 9, 2016, we, along with Forest Park Medical Center at Frisco, LLC (“Frisco Operator”) agreed to sell our respective interests in Forest Park Medical Center - Frisco ("Frisco Hospital") to Plano Subsidiary, L.P. , a subsidiary of HCA Holdings, Inc. (“HCA”) for a total cash purchase price of $96.25 million, less the assumption of certain capital lease obligations of approximately $7.3 million. We expect to receive net proceeds in connection with the sale of the Frisco Hospital (including proceeds expected to be realized on collateral anticipated to be received from the Frisco Operator in connection with the debtor in possession loan) of between $89.1 million and $94.1 million, which we expect to result in a loss recognized in the first quarter of 2016 of $30.0 million to $35.0 million, before consideration of the approximately $21.3 million in guarantees from the owners of the Frisco Operator. The sales are subject to certain closing conditions, including bankruptcy court and other regulatory approvals, and are expected to close by March 31, 2016.

•	During the fourth quarter of 2015, we sold a 107-bed skilled nursing facility in Florida for $11.5 million, resulting in a gain on sale of $2.0 million.

•
On February 3, 2016, our board of directors declared a quarterly cash dividend of $0.41 per share of common stock. The dividend will be paid on February 29, 2016 to common stockholders of record as of the close of business on February 16, 2016.

•
On February 3, 2016, our board of directors declared a quarterly cash dividend of $0.4453125 per share of Series A preferred stock. The dividend will be paid on February 29, 2016 to preferred stockholders of record as of the close of business on February 16, 2016.

Commenting on the fourth quarter results, Rick Matros, CEO and Chairman, said, "Sabra finished the year with a strong quarter, completing $104.5 million in investments. For the year, we totaled $550.9 million in investments. Operating results were strong with Skilled Nursing/Transitional Care rent coverage showing strong improvement to 1.36x and Senior Housing stable at 1.26x. Our tenants with corporate guarantees all had stable and solid rent coverage with Genesis expected to increase to over 1.3x when we report fourth quarter fixed charge coverages with our first quarter earnings results. Occupancy for the Skilled Nursing/Transitional Care portfolio was 87.6% with Skilled Mix (Medicare and Insurance) up to 40.8%. The Skilled Mix improvement was significant and reflective of the strategic focus of the Skilled Nursing deals we have been focused on with those operators that understand the paradigm shift and that have moved their business model in the appropriate direction. Senior Housing occupancy was up at 90.8%."

"Subsequent to the year end, we announced the sale of the Forest Park Frisco Hospital. We expect resolution on our loan investments in the Forest Park Fort Worth and Forest Park Dallas hospitals in the second quarter, with neither investment having the exposure that we had with our ownership of the Frisco Hospital."

"We look forward to moving forward this year with our focus on very selective acquisitions, restricted primarily to Senior Housing while being open to Skilled Nursing deals that may make sense, while being mindful of our leverage and cost of capital."
TENANT COVERAGE

	EBITDAR (1)		EBITDARM (1)
Twelve Months Ended December 31,
Facility Type	2015	2014	2015	2014
Skilled Nursing/Transitional Care	1.36x	1.25x	1.69x	1.60x
Senior Housing	1.26x	1.25x	1.45x	1.46x

Twelve Months Ended December 31,
Fixed Charge Coverage Ratio (2)	2015		2014
Genesis Healthcare, Inc. (3)	1.29x		1.26x
Tenet Health Care Corporation	2.38x		2.11x
Holiday AL Holdings LP	1.15x		1.24x

(1) EBITDAR, EBITDARM and related coverages (collectively, “Facility Statistics”) include only Stabilized Facilities acquired before the three months ended December 31, 2015 and only for periods when the property was operated subject to a lease with the Company. Facility Statistics are only included in periods subsequent to our acquisition and stabilization. In addition, Facility Statistics exclude the impact of strategic disposition candidates and facilities leased to tenants under RIDEA- compliant structures.  EBITDAR Coverage and EBITDARM Coverage exclude tenants with significant corporate guarantees. All Facility Statistics are presented one quarter in arrears.
(2) Fixed Charge Coverage Ratio is presented one quarter in arrears for tenants with significant corporate guarantees. See Reporting Definitions for definition of Fixed Charge Coverage Ratio.
(3) Fixed Charge Coverage Ratio for Genesis Healthcare, Inc. ("Genesis") for the twelve months ended December 31, 2015 includes the pro forma impact of the Skilled Healthcare acquisition, which was completed on February 2, 2015.

LIQUIDITY
As of December 31, 2015, we had approximately $202.4 million of liquidity, consisting of unrestricted cash and cash equivalents of $7.4 million (excluding cash and cash equivalents associated with a consolidated joint venture) and available borrowings of $195.0 million under our revolving credit facility. Pro forma for the amended and restated credit facility entered into on January 14, 2016, we had approximately $313.4 million of liquidity, consisting of unrestricted cash and cash equivalents of $7.4 million (excluding cash and cash equivalents associated with a consolidated joint venture) and available borrowings of $306.0 million under our revolving credit facility. As of December 31, 2015, we also had $76.5 million available under our at-the-market (ATM) common stock offering program (the "2014 ATM Program"). In November 2015, we suspended the 2014 ATM Program. We may resume the 2014 ATM Program at any time during the term of the program in our discretion.
CONFERENCE CALL AND COMPANY INFORMATION
A conference call to discuss the 2015 fourth quarter results will be held on Monday, February 22, 2016 at 11:00 am Pacific Time. The dial in number for the conference call is (888) 468-2440 and the participant code is "Sabra." A replay of the call will also be available by dialing (888) 203-1112, passcode 1411006 for 30 days following the call. The Company’s supplemental information package for the fourth quarter will also be available on the Company’s website in the “Investor Relations” section.

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ABOUT SABRA

As of December 31, 2015, Sabra’s investment portfolio included 180 real estate properties held for investment and leased to operators/tenants under triple-net lease agreements (consisting of (i) 103 Skilled Nursing/Transitional Care facilities, (ii) 75 Senior Housing facilities, and (iii) two Acute Care Hospitals), 17 investments in loans receivable (consisting of (i) eight mortgage loans, (ii) three construction loans, (iii) two mezzanine loans, (iv) three pre-development loans and (v) one debtor-in-possession loan ("DIP Loan")) and ten preferred equity investments. Included in the 180 real estate properties held for investment are two 100% owned Senior Housing facilities leased through RIDEA-compliant structures. As of December 31, 2015, Sabra’s real estate properties included 18,349 beds/units, spread across the United States and Canada.
FORWARD-LOOKING STATEMENTS SAFE HARBOR
This release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Forward-looking statements in this release include all statements regarding our expectations concerning our future results of operations, future acquisitions, and future fixed charge coverages; our expectations concerning the Frisco Hospital and debtor-in-possession loan, including our expectations regarding the timing of closing of the sale, the amount of net proceeds from such sale and the amount of our related loss; and our expectations concerning the resolution of our Forest Park Fort Worth and Forest Park Dallas investments.
Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including among others, the following: our dependence on Genesis and certain wholly owned subsidiaries of Holiday AL Holdings LP until we are able to further diversify our portfolio; our dependence on the operating success of our tenants; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; changes in foreign currency exchange rates; our ability to raise capital through equity and debt financings; the impact of required regulatory approvals of transfers of healthcare properties; the effect of increasing healthcare regulation and enforcement on our tenants and the dependence of our tenants on reimbursement from governmental and other third-party payors; the relatively illiquid nature of real estate investments; competitive conditions in our industry; the loss of key management personnel or other employees; the impact of litigation and rising insurance costs on the business of our tenants; the effect of our tenants declaring bankruptcy or becoming insolvent; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; the ownership limits and anti-takeover defenses in our governing documents and Maryland law, which may restrict change of control or business combination opportunities; the impact of a failure or security breach of information technology in our operations; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; our ability to maintain our status as a REIT; compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; and other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission (the “SEC”), especially the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, unless required by law to do so.
TENANT AND BORROWER INFORMATION
This release includes information regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. Genesis is subject to the reporting requirements of the SEC and is required to file with the SEC annual reports containing audited financial information and quarterly reports containing unaudited financial information. The information related to our tenants and borrowers that is provided in this release has been provided by such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only. Genesis's filings with the SEC can be found at www.sec.gov.
NOTE REGARDING NON-GAAP FINANCIAL MEASURES
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: funds from operations attributable to common stockholders (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share and Normalized AFFO per diluted common share. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial

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information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this release, and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included under “Reconciliations of Funds from Operations (FFO), Normalized FFO, Adjusted Funds from Operations (AFFO) and Normalized AFFO” in this release.
CONTACT
Investor & Media Inquiries: (949) 679-0410

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SABRA HEALTH CARE REIT, INC.
FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenues	$66,772	$55,711	$238,864	$183,518
Net income attributable to common stockholders	22,507	19,690	69,171	36,710
FFO attributable to common stockholders	38,679	30,241	132,411	76,128
Normalized FFO attributable to common stockholders	41,859	31,977	145,387	102,950
AFFO attributable to common stockholders	38,158	28,750	133,880	77,223
Normalized AFFO attributable to common stockholders	36,161	30,486	134,016	99,837
Per common share data attributable to common stockholders:
Diluted EPS	$0.34	$0.35	$1.11	$0.78
Diluted FFO	0.59	0.54	2.12	1.62
Diluted Normalized FFO	0.64	0.57	2.33	2.20
Diluted AFFO	0.58	0.51	2.14	1.64
Diluted Normalized AFFO	0.55	0.54	2.14	2.12

Net cash flow from operations	41,986	14,098	121,101	85,337
	December 31, 2015	December 31, 2014
Investment Portfolio
Total Investments in Real Estate Properties (#) (1)	180	160
Total Investments in Real Estate Properties, gross ($)	$2,277,158	$1,831,534
Total Beds/Units	18,349	16,718
Weighted Average Remaining Lease Term (in months)	117	129
Total Investments in Loans Receivable (#)	17	14
Total Investments in Loans Receivable ($) (2)	$271,094	$235,584
Total Preferred Equity Investments (#)	10	6
Total Preferred Equity Investments, gross ($)	$29,643	$16,407
	Pro Forma December 31, 2015 (3)	December 31, 2015	December 31, 2014
Debt
Book Value
Fixed Rate Debt	$877,226	$877,226	$823,294
Variable Rate Debt (4)	529,125	519,890	268,000
Total Debt	$1,406,351	$1,397,116	$1,091,294

Cash	(7,434)	(7,434)	(61,793)
Net Debt	$1,398,917	$1,389,682	$1,029,501

Weighted Average Effective Interest Rate
Fixed Rate Debt	5.17%	5.17%	5.24%
Variable Rate Debt	3.00%	3.17%	2.27%
Total Debt	4.35%	4.43%	4.51%

% of Total
Fixed Rate Debt	62.4%	62.8%	75.5%
Variable Rate Debt (4)	37.6%	37.2%	24.5%

Availability Under Revolving Credit Facility:	$306,000	$195,000	$382,000
Available Liquidity (5)	$313,412	$202,412	$443,671

(1) Included in Equity Investments are two 100% owned Senior Housing facilities leased to RIDEA-compliant structures.
(2) Total Investments in Loans Receivable consists of principal plus capitalized origination fees net of loan loss reserves.
(3) Pro forma variable rate debt information assumes the January 14, 2016 amendment and restatement of the revolving credit facility was completed as of December 31, 2015.
(4) Includes $200.0 million subject to a 2% LIBOR cap and $64.9 million (CAD $90.0 million) subject to a swap agreement that fixes the CDOR rate at 1.59%. Excluding these amounts, variable rate debt was 18.3% of total debt as of December 31, 2015.
(5) Available liquidity represents unrestricted cash, excluding cash associated with a consolidated joint venture, and availability under the revolving credit facility.

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SABRA HEALTH CARE REIT, INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share amounts)

	December 31,
	2015	2014
Assets
Real estate investments, net of accumulated depreciation of $237,841 and $185,994 as of December 31, 2015 and 2014, respectively	$2,039,616	$1,645,805
Loans receivable and other investments, net	300,177	251,583
Cash and cash equivalents	7,434	61,793
Restricted cash	9,813	7,024
Prepaid expenses, deferred financing costs and other assets, net	129,134	98,687
Total assets	$2,486,174	$2,064,892

Liabilities
Mortgage notes	$177,850	$124,022
Revolving credit facility	255,000	68,000
Term loans	264,890	200,000
Senior unsecured notes	699,376	699,272
Accounts payable and accrued liabilities	35,182	31,775
Total liabilities	1,432,298	1,123,069

Equity
Preferred stock, $.01 par value; 10,000,000 shares authorized, 5,750,000 shares issued and outstanding as of December 31, 2015 and 2014	58	58
Common stock, $.01 par value; 125,000,000 shares authorized, 65,182,335 and 59,047,001 shares issued and outstanding as of December 31, 2015 and 2014, respectively	652	590
Additional paid-in capital	1,202,541	1,053,601
Cumulative distributions in excess of net income	(142,148)	(110,841)
Accumulated other comprehensive loss	(7,333)	(1,542)
Total Sabra Health Care REIT, Inc. stockholders' equity	1,053,770	941,866
Noncontrolling interests	106	(43)
Total equity	1,053,876	941,823
Total liabilities and equity	$2,486,174	$2,064,892

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SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenues:
Rental income	$57,277	$49,740	$209,851	$161,483
Interest and other income	7,910	5,318	25,505	19,367
Resident fees and services	$1,585	$653	$3,508	$2,668

Total revenues	66,772	55,711	238,864	183,518

Expenses:
Depreciation and amortization	18,126	14,465	63,079	43,332
Interest	16,110	14,290	59,218	46,958
Operating Expenses	1,135	486	2,576	1,930
General and administrative	4,594	8,248	23,865	23,815
Provision for doubtful accounts and loan losses	6,237	600	12,842	3,594

Total expenses	46,202	38,089	161,580	119,629

Other (expense) income:
Loss on extinguishment of debt	—	—	—	(22,454)
Other income (expense)	2,560	700	2,260	1,560
Net gain (loss) on sales of real estate	1,954	3,914	(161)	3,914

Total other (expense) income	4,514	4,614	2,099	(16,980)

Net income	25,084	22,236	79,383	46,909

Net (income) loss attributable to noncontrolling interests	(17)	14	30	43
Net income attributable to Sabra Health Care REIT, Inc.	25,067	22,250	79,413	46,952

Preferred stock dividends	(2,560)	(2,560)	(10,242)	(10,242)

Net income attributable to common stockholders	$22,507	$19,690	$69,171	$36,710

Net income attributable to common stockholders, per:

Basic common share	$0.35	$0.36	$1.11	$0.79

Diluted common share	$0.34	$0.35	$1.11	$0.78

Weighted-average number of common shares outstanding, basic	65,172,799	55,232,721	62,235,014	46,351,544

Weighted-average number of common shares outstanding, diluted	65,424,854	55,844,007	62,460,239	46,889,531

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SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2015	2014
Cash flows from operating activities:
Net income	$79,383	$46,909
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	63,079	43,332
Non-cash interest income adjustments	626	325
Amortization of deferred financing costs	5,143	4,045
Stock-based compensation expense	6,123	9,851
Amortization of debt discount (premium)	103	(10)
Loss on extinguishment of debt	—	1,576
Straight-line rental income adjustments	(24,320)	(19,821)
Provision for doubtful accounts and loan losses	12,842	3,594
Change in fair value of contingent consideration	(1,550)	(1,560)
Gain on consolidation	(710)	—
Net loss (gain) on sales of real estate	161	(3,914)
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(22,794)	(7,993)
Accounts payable and accrued liabilities	6,977	12,635
Restricted cash	(3,962)	(3,632)
Net cash provided by operating activities	121,101	85,337
Cash flows from investing activities:
Acquisitions of real estate	(461,330)	(771,479)
Origination and fundings of loans receivable	(49,687)	(66,397)
Origination and fundings of preferred equity investments	(12,804)	(15,486)
Additions to real estate	(3,689)	(1,471)
Repayment of loans receivable	5,803	1,097
Release of contingent consideration held in escrow	5,240	—
Net proceeds from sale of real estate	27,241	27,264
Net cash used in investing activities	(489,226)	(826,472)
Cash flows from financing activities:
Proceeds from issuance of senior unsecured notes	—	499,250
Principal payments on senior unsecured notes	—	(211,250)
Net proceeds from revolving credit facility	187,000	132,500
Proceeds from term loan	73,242	—
Proceeds from mortgage notes	28,735	57,703
Principal payments on mortgage notes	(3,132)	(89,110)
Payments of deferred financing costs	(1,452)	(19,131)
Contributions by noncontrolling interests	179	—
Issuance of common stock	139,403	510,147
Dividends paid on common and preferred stock	(109,897)	(81,489)
Net cash provided by financing activities	314,078	798,620
Net (decrease) increase in cash and cash equivalents	(54,047)	57,485
Effect of foreign currency translation on cash and cash equivalents	(312)	—
Cash and cash equivalents, beginning of period	61,793	4,308
Cash and cash equivalents, end of period	$7,434	$61,793
Supplemental disclosure of cash flow information:
Interest paid	$53,875	$34,468
Supplemental disclosure of non-cash transactions:
Assumption of mortgage indebtedness	$30,456	$14,102
Increase in real estate investments due to variable interest consolidation	$10,700	$—
Decrease in loans receivable and preferred equity due to variable interest consolidation	$(8,615)	$—
Repayment of preferred equity investments	$—	$6,949
Decrease in loans receivables/increase in real estate	$—	$16,832

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SABRA HEALTH CARE REIT, INC.
RECONCILIATIONS OF FUNDS FROM OPERATIONS (FFO), NORMALIZED FFO,
ADJUSTED FUNDS FROM OPERATIONS (AFFO) AND NORMALIZED AFFO
(dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net income attributable to common stockholders	$22,507	$19,690	$69,171	$36,710
Add:
Depreciation of real estate assets	18,126	14,465	63,079	43,332
Net (gain) loss on sales of real estate	(1,954)	(3,914)	161	(3,914)
FFO attributable to common stockholders	$38,679	$30,241	$132,411	$76,128

Non-RIDEA facility operating expenses	—	1,736	455	1,736
Additional default interest income	(2,591)	—	(319)	—
Non-recurring or unusual acquisition pursuit costs	518	—	4,811	—
Loss on extinguishment of debt	—	—	—	22,454
Provision for doubtful accounts and loan losses(1)	5,253	—	8,029	2,632
Normalized FFO attributable to common stockholders	$41,859	$31,977	$145,387	$102,950

FFO	$38,679	$30,241	$132,411	$76,128
Acquisition pursuit costs	1,042	478	7,023	3,095
Stock-based compensation expense	734	3,514	6,123	9,851
Straight-line rental income	(6,048)	(6,747)	(24,320)	(19,821)
Amortization of deferred financing costs	1,314	1,233	5,143	4,045
Non-cash portion of loss on extinguishment of debt	—	—	—	1,576
Change in fair value of contingent consideration	(1,850)	(700)	(1,550)	(1,560)
Provision for doubtful straight-line rental income and loan losses	4,688	600	9,031	3,594
Other non-cash adjustments	(401)	131	19	315
AFFO attributable to common stockholders	$38,158	$28,750	$133,880	$77,223

Non-RIDEA facility operating expenses	—	1,736	455	1,736
Additional default interest income	(2,591)	—	(319)	—
Cash portion of loss on extinguishment of debt	—	—	—	20,878
Provision for doubtful cash income (1)	594	—	—	—
Normalized AFFO attributable to common stockholders	$36,161	$30,486	$134,016	$99,837

Amounts per diluted common share attributable to common stockholders:

Net income	$0.34	$0.35	$1.11	$0.78

FFO	$0.59	$0.54	$2.12	$1.62

Normalized FFO	$0.64	$0.57	$2.33	$2.20

AFFO	$0.58	$0.51	$2.14	$1.64

Normalized AFFO	$0.55	$0.54	$2.14	$2.12

Weighted average number of common shares outstanding, diluted:
Net income, FFO and Normalized FFO	65,424,854	55,844,007	62,460,239	46,889,531
AFFO and Normalized AFFO	65,570,914	56,002,777	62,659,935	47,147,722

(1) See Reporting Definitions for definition of Normalized FFO and Normalized AFFO for further information.

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REPORTING DEFINITIONS

Acute Care Hospital. A facility designed to provide extended medical and rehabilitation care for patients who are clinically complex and have multiple acute or chronic conditions.
EBITDAR. Earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”) for a particular facility accruing to the operator/tenant of the property (not the Company) for the period presented. The Company uses EBITDAR in determining EBITDAR Coverage. EBITDAR has limitations as an analytical tool. EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDAR does not represent a property's net income or cash flow from operations and should not be considered an alternative to those indicators. The Company receives EBITDAR and other information from its operators/tenants and relevant guarantors and utilizes EBITDAR as a supplemental measure of their ability to generate sufficient liquidity to meet related obligations to the Company. All facility and tenant financial performance data is derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company and is presented one quarter in arrears. The Company excludes the impact of strategic disposition candidates and facilities leased to RIDEA-compliant structures. The Company only includes EBITDAR for Stabilized Facilities acquired before the beginning of the current quarter and only for periods when the property was operated subject to a lease with the Company. EBITDAR for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities.
EBITDAR Coverage. EBITDAR for the trailing 12 month periods prior to and including the period presented divided by the same period cash rent. Cash rent used for recently acquired facilities and facilities subject to lease restructuring is the first year rental rate. EBITDAR Coverage is a supplemental measure of an operator/tenant's ability to meet their cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. All facility and tenant data are derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company. All such data is presented one quarter in arrears. The Company excludes the impact of strategic disposition candidates and facilities leased to RIDEA-compliant structures. The Company only includes EBITDAR Coverage for Stabilized Facilities acquired beginning in the quarter subsequent to the acquisition date and only for periods when the property was operated subject to a lease with the Company. EBITDAR Coverage for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities. EBITDAR Coverage is not presented for tenants with significant corporate guarantees.
EBITDARM. Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. The usefulness of EBITDARM is limited by the same factors that limit the usefulness of EBITDAR. Together with EBITDAR, the Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which vary based on operator/tenant and its operating structure. All facility financial performance data is derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company. All such data is presented one quarter in arrears. The Company excludes the impact of strategic disposition candidates and facilities leased to RIDEA-compliant structures. The Company only includes EBITDARM for Stabilized Facilities acquired before the beginning of the current quarter and only for periods when the property was operated subject to a lease with the Company. EBITDARM for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities.
EBITDARM Coverage. EBITDARM for the trailing 12 month periods prior to and including the period presented divided by the same period cash rent. Cash rent used for recently acquired facilities and facilities subject to lease restructurings is the first year rental rate. EBITDARM coverage is a supplemental measure of a property's ability to generate cash flows for the operator/tenant (not the Company) to meet the operator's/tenant's related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. All facility and tenant data are derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company. All such data is presented one quarter in arrears. The Company excludes the impact of strategic disposition candidates and facilities leased to RIDEA-compliant structures. The Company only includes EBITDARM Coverage for Stabilized Facilities acquired beginning in the quarter subsequent to the acquisition date and only for periods when the property was operated subject to a lease with the Company. EBITDARM Coverage for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities. EBITDARM Coverage is not presented for tenants with significant corporate guarantees.
Fixed Charge Coverage. EBITDAR (including adjustments for one-time and pro forma items) for the period indicated (one quarter in arrears) for all operations of any entities that guarantee the tenants' lease obligations to the Company divided by the same period cash rent expense, interest expense and mandatory principal payments for operations of any entity that guarantees the tenants' lease obligation to the Company. Fixed Charge Coverage is a supplemental measure of a guarantor's ability to meet the operator/tenant's cash rent and other obligations to the Company should the operator/tenant be unable to do so itself. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. Fixed Charge Coverage is calculated by the Company as described above based on information provided by guarantors without independent verification by the Company and may differ from similar metrics calculated by the guarantors.
Funds From Operations Attributable to Common Stockholders (“FFO”) and Adjusted Funds from Operations Attributable to Common Stockholders (“AFFO”). The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company also believes that Funds From Operations, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), and Adjusted Funds from Operations, or AFFO

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REPORTING DEFINITIONS

(and related per share amounts) are important non-GAAP supplemental measures of the Company's operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income attributable to common stockholders, as defined by GAAP. FFO is defined as net income attributable to common stockholders, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and real estate impairment charges. AFFO is defined as FFO excluding straight-line rental income adjustments, stock-based compensation expense, amortization of deferred financing costs, acquisition pursuit costs, as well as other non-cash revenue and expense items (including provisions and write-offs related to straight-line rental income, provision for loan losses, changes in fair value of contingent consideration, amortization of debt premiums/discounts and non-cash interest income adjustments). The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company's operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income attributable to common stockholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO differently than the Company does.
Investment. Represents the carrying amount of real estate assets after adding back accumulated depreciation and amortization.

Normalized FFO and Normalized AFFO. Normalized FFO and Normalized AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers Normalized FFO and Normalized AFFO to be useful measures to evaluate the Company’s operating results excluding these income and expense items to help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and Normalized AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and Normalized AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of Normalized FFO and Normalized AFFO may not be comparable to Normalized FFO and Normalized AFFO reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FFO and AFFO or Normalized FFO and Normalized AFFO differently than the Company does. Prior to the third quarter of 2015, the Company normalized 100% of straight-line rental income write-offs.  In the third quarter of 2015, Sabra established a policy for normalizing write-offs and provisions for doubtful accounts to the extent in excess of any rental or interest income recognized during the period presented. The amounts for prior periods have been revised to conform to the current presentation.
Senior Housing. Senior housing facilities include independent living, assisted living, continuing care retirement community and memory care facilities.
Skilled Nursing/Transitional Care. Skilled nursing/transitional care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities.
Stabilized Facility. Skilled Nursing/Transitional Care facilities and Senior Housing facilities are considered stabilized at the earlier of (i) achieving consistent occupancy at or above 80% and (ii) 24 months after the acquisition date. The Company also considers these facilities and Acute Care Hospitals to not be stabilized based on other circumstances (including newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants business model). Such facilities will be considered stabilized upon maintaining consistent occupancy at or above 80% (for Skilled Nursing/Transitional Care and Senior Housing Facilities only) but in no event beyond 24 months after the date any such circumstances occurred for any asset type. Stabilized Facilities exclude facilities leased to RIDEA-compliant structures.
Total Debt. The carrying amount of the Company’s revolving credit facility, term loan, senior unsecured notes, and mortgage indebtedness, as reported in the Company’s consolidated financial statements.

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